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                                                                    Exhibit 99.1


                      Form of Proxy for Special Meeting of
                Shareholders of Buffalo National Bancshares, Inc.

     The undersigned stockholder of Buffalo National Bancshares, Inc. (the "Company") acknowledges receipt of the notice of special meeting of shareholders to be held September 27, 2000, and the proxy statement-prospectus, dated August 28, 2000, and the undersigned appoints John M. Lundsten and Mary Ellen Lundsten, or each of them, as proxies for the undersigned, each with full power of substitution, to vote all shares of common stock of the Company that the undersigned is entitled to vote at the Company's special meeting of shareholders to be held on Wednesday, September 27, 2000, and at any adjournments or postponements thereof, as follows, hereby revoking any proxy previously given:

     1. To approve the Agreement and Plan of Reorganization, dated as of May 24, 2000, by and between the Company and Wells Fargo & Company ("Wells Fargo"), and a related Agreement and Plan of Merger, dated as of August ___, 2000, by and between the Company and Wells Fargo BNB Merger Co., a wholly-owned subsidiary of Wells Fargo (collectively, the "Merger Agreement"), and the transactions contemplated by the Merger Agreement; and to authorize such further action by the Board of Directors and officers of the Company as may be necessary or appropriate to carry out the intent and purposes of the Merger Agreement.

                 _______ FOR  _______ AGAINST  _______ ABSTAIN

     2. In the discretion of the persons appointed proxies hereby to vote on such other matters as may properly come before the special meeting.

     Shares represented by this proxy will be voted as directed by the shareholder. The Board of Directors recommends a vote "FOR" proposal 1. If no direction is supplied, the proxy will be voted "FOR" proposal 1.

                      Dated: _______________________________.

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                                        (Please sign exactly as name appears at
                                        left.)

                                                  (If stock is owned by more
                                        than one person, all owners should sign.
                                        Persons signing as executors
                                        administrators, trustees, or in similar
                                        capacities should so indicate.)

                    THIS PROXY IS SOLICITED ON BEHALF OF THE
             BOARD OF DIRECTORS OF BUFFALO NATIONAL BANCSHARES, INC.